Exhibit 99.1

Contact:	Wallace R. Cooney	For Immediate Release
	(703) 345-6470	August 2, 2023

GRAHAM HOLDINGS COMPANY REPORTS
SECOND QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported net income attributable to common shares of $122.8 million ($25.89 per share) for the second quarter of 2023, compared to a net loss of $67.5 million ($13.95 per share) for the second quarter of 2022.
The results for the second quarter of 2023 and 2022 were affected by a number of items as described in the following paragraphs. Excluding these items, net income attributable to common shares was $61.6 million ($12.97 per share) for the second quarter of 2023, compared to $59.7 million ($12.07 per share) for the second quarter of 2022. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the second quarter of 2023:
•a $4.3 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate (after-tax impact of $4.2 million, or $0.89 per share);
•$5.5 million in expenses related to non-operating Separation Incentive Programs (SIPs) at other businesses and the education and television broadcasting divisions (after-tax impact of $4.1 million, or $0.86 per share);
•$78.6 million in net gains on marketable equity securities (after-tax impact of $57.9 million, or $12.22 per share);
•$8.6 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $6.4 million, or $1.34 per share);
•a non-operating gain of $10.0 million on the sale of Pinna (after-tax-impact of $7.4 million, or $1.56 per share);
•non-operating gain of $1.3 million from the write-up and sale of cost method investments (after-tax impact of $1.0 million, or $0.21 per share); and
•a $1.2 million credit to interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $1.2 million, or $0.24 per share).
Items included in the Company’s net loss for the second quarter of 2022:
•a $3.2 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate (after-tax impact of $3.2 million, or $0.66 per share);
•$165.5 million in net losses on marketable equity securities (after-tax impact of $122.4 million, or $25.05 per share);
•$0.4 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $0.3 million, or $0.07 per share); and
•$8.0 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $7.6 million, or $1.56 per share).
Revenue for the second quarter of 2023 was $1,105.0 million, up 18% from $933.3 million in the second quarter of 2022. Revenues increased at education, healthcare and automotive, partially offset by declines at television broadcasting, manufacturing and other businesses. The Company reported operating income of $58.1 million and adjusted operating cash flow (non-GAAP) of $100.0 million for the second quarter of 2023, compared to $39.3 million and $78.6 million, respectively, for the second quarter of 2022. Operating results and adjusted operating cash flow increased at education, manufacturing, healthcare, automotive and other businesses, partially offset by a decline at television broadcasting.
For the first six months of 2023, the Company recorded net income attributable to common shares of $175.1 million ($36.67 per share), compared to $28.1 million ($5.74 per share) for the first six months of 2022. The results for the first six months of 2023 and 2022 were affected by a number of items as described in the following paragraphs.
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Excluding these items, net income attributable to common shares was $101.8 million ($21.33 per share) for the first six months of 2023, compared to $122.4 million ($24.98 per share) for the first six months of 2022. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the first six months of 2023:
•a $4.2 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate (after-tax impact of $4.1 million, or $0.86 per share);
•$9.6 million in expenses related to non-operating SIPs at other businesses and the education and television broadcasting divisions (after-tax impact of $7.2 million, or $1.50 per share);
•$96.7 million in net gains on marketable equity securities (after-tax impact of $71.2 million, or $14.92 per share);
•$6.8 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $5.0 million, or $1.05 per share);
•a non-operating gain of $10.0 million on the sale of Pinna (after-tax-impact of $7.4 million, or $1.55 per share);
•non-operating gain of $3.9 million from the write-up and sales of cost method investments (after-tax impact of $2.9 million, or $0.61 per share); and
•$0.3 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $0.2 million, or $0.05 per share).
Items included in the Company’s net income for the first six months of 2022:
•a $3.2 million net credit related to a fair value change in contingent consideration from a prior acquisition at Corporate (after-tax impact of $3.1 million, or $0.64 per share);
•$118.6 million in net losses on marketable equity securities (after-tax impact of $87.7 million, or $17.90 per share);
•$0.1 million in net losses of affiliates whose operations are not managed by the Company (after-tax impact of $0.1 million, or $0.01 per share);
•Non-operating gain of $1.7 million from sales of an equity method and cost method investment (after-tax impact of $1.3 million, or $0.26 per share); and
•$11.4 million in interest expense to adjust the fair value of the mandatorily redeemable noncontrolling interest (after-tax impact of $10.9 million, or $2.23 per share).
Revenue for the first six months of 2023 was $2,136.5 million, up 16% from $1,848.0 million in the first six months of 2022. Revenues increased at education, healthcare and automotive, partially offset by declines at television broadcasting, manufacturing and other businesses. The Company reported operating income of $85.7 million for the first six months of 2023, compared to $79.3 million for the first six months of 2022. Operating results increased at education, manufacturing, automotive and other businesses, partially offset by declines at television broadcasting and healthcare. The Company reported adjusted operating cash flow (non-GAAP) of $171.6 million for the first six months of 2023, compared to $159.0 million for the first six months of 2022. Adjusted operating cash flow increased at education, manufacturing, healthcare, automotive and other businesses, partially offset by a decline at television broadcasting.
Division Results
Education
Education division revenue totaled $402.2 million for the second quarter of 2023, up 14% from $353.0 million for the same period of 2022. Kaplan reported operating income of $30.1 million for the second quarter of 2023, compared to $18.7 million for the second quarter of 2022.
For the first six months of 2023, education division revenue totaled $780.3 million, up 10% from $711.0 million for the same period of 2022. Kaplan reported operating income of $53.2 million for the first six months of 2023, compared to $39.1 million for the first six months of 2022.
In the second quarter of 2023, Kaplan modified its segment reporting for Kaplan India, a shared services center that supports Higher Education (previously included in Kaplan corporate and other); prior periods have been reclassified to conform with the current presentation.
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A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Six Months Ended
	June 30			June 30
(in thousands)	2023	2022	% Change	2023	2022	% Change
Revenue
Kaplan international	$237,663	$200,871	18	$464,739	$405,384	15
Higher education	90,291	74,427	21	168,632	151,676	11
Supplemental education	74,616	77,546	(4)	148,203	153,850	(4)
Kaplan corporate and other	2,887	2,445	18	5,259	4,798	10
Intersegment elimination	(3,230)	(2,276)	—	(6,565)	(4,683)	—
	$402,227	$353,013	14	$780,268	$711,025	10
Operating Income (Loss)
Kaplan international	$20,751	$19,063	9	$42,052	$39,627	6
Higher education	17,795	3,012	—	24,878	8,359	—
Supplemental education	3,512	4,829	(27)	7,263	8,200	(11)
Kaplan corporate and other	(7,824)	(4,079)	(92)	(12,662)	(8,822)	(44)
Amortization of intangible assets	(3,984)	(4,064)	2	(7,923)	(8,210)	3
Impairment of long-lived assets	—	—	—	(477)	—	—
Intersegment elimination	(134)	(56)	—	25	(37)	—
	$30,116	$18,705	61	$53,156	$39,117	36
Kaplan International includes postsecondary education, professional training and language training businesses largely outside the United States. Kaplan International revenue increased 18% and 15% for the second quarter and first six months of 2023, respectively (increases of 19% each on a constant currency basis). The increases are due largely to growth at Pathways, Australia and Languages, partially offset by a decline at Singapore. Kaplan International reported operating income of $20.8 million in the second quarter of 2023, compared to $19.1 million in the second quarter of 2022. Operating income increased to $42.1 million in the first six months of 2023, compared to $39.6 million in the first six months of 2022. The improved results are due largely to improved results at Pathways and Australia, partially offset by declines at UK Professional and Singapore.
Higher Education includes the results of Kaplan as a service provider to higher education institutions. In the second quarter and first six months of 2023, Higher Education revenue increased 21% and 11%, respectively, due to an increase in the Purdue Global fee recorded. For the second quarter and first six months of 2023 and 2022, Kaplan recorded a portion of the fee with Purdue Global based on an assessment of its collectability under the TOSA. Enrollments at Purdue Global for the first half of 2023 increased 2% compared to the first half of 2022. The Company will continue to assess the collectability of the fee with Purdue Global on a quarterly basis to make a determination as to whether to record all or part of the fee in the future and whether to make adjustments to fee amounts recognized in earlier periods. Higher Education results increased in the second quarter and first six months of 2023 due to an increase in the Purdue Global fee recorded, and a decline in investment costs incurred related to other university agreements and other higher education development costs.
Supplemental Education includes Kaplan’s standardized test preparation programs and domestic professional and other continuing education businesses. Supplemental Education revenue declined 4% for the second quarter and first six months of 2023, driven mostly by softness in Real Estate, Securities and Medical Licensure test preparation, offset in part by growth in CFP and MCAT test preparation and publishing activities. Overall, demand for graduate and pre-college test preparation programs has declined due to the strength of U.S. employment markets and the decline in test-takers, while demand for professional programs remained stable. Operating results declined in the second quarter and first six months of 2023 due to lower revenues, partially offset by savings from reduced headcount.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. Kaplan corporate and other expenses increased in the second quarter and first six months of 2023, largely due to increased incentive compensation costs.
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Television Broadcasting
Graham Media Group, Inc. owns seven television stations located in Houston, TX; Detroit, MI; Orlando, FL; San Antonio, TX; Jacksonville, FL; and Roanoke, VA, as well as SocialNewsDesk, a provider of social media management tools designed to connect newsrooms with their users. Revenue at the television broadcasting division decreased 3% to $118.8 million in the second quarter of 2023, from $122.4 million in the same period of 2022. The revenue decline is due primarily to a $2.5 million decline in political advertising revenue and a decline in national advertising revenue, partially offset by modest increases in digital advertising and retransmission revenues. Operating income for the second quarter of 2023 declined 16% to $33.2 million, from $39.7 million in the same period of 2022, due to reduced revenues and higher network fees.
Revenue at the television broadcasting division decreased 6% to $231.7 million in the first six months of 2023, from $245.8 million in the same period of 2022. The revenue decline is due primarily to winter Olympics and Super Bowl advertising at the Company’s NBC affiliates in the first quarter of 2022, a $3.5 million decline in political advertising revenue as well as modest declines in retransmission and digital advertising revenues. Operating income for the first six months of 2023 declined 22% to $61.8 million, from $79.6 million in the same period of 2022, due to reduced revenues and higher network fees. While per subscriber rates from cable, satellite and OTT providers have grown, overall cable and satellite subscribers are down due to cord cutting, resulting in retransmission revenue net of network fees in 2023 expected to be similar compared with 2022.
Manufacturing
Manufacturing includes four businesses: Hoover, a supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications; Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton, a manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications.
Manufacturing revenues decreased 5% and 3% in the second quarter and first six months of 2023, respectively. The revenue decline in the second quarter of 2023 is due primarily to lower revenues at Hoover and Dekko, partially offset by increased revenues at Forney. The revenue decline in the first six months of 2023 is due primarily to lower revenues at Hoover and Dekko, partially offset by increased revenues at Joyce. Revenues declined at Hoover due largely to lower wood prices, partially offset by increased product demand. Revenues declined at Dekko due largely to lower product demand, particularly in the commercial office electrical products sector. Overall, Hoover results included wood gains on inventory sales in the first half of 2023 and 2022, with gains in the first half of 2023 lower than the prior year. For the second quarter of 2023, Hoover results included wood gains on inventory sales, compared with wood losses on inventory sales in the second quarter of 2022. Manufacturing operating results increased in the second quarter of 2023, due primarily to improvements at Hoover, partially offset by a decline at Dekko. Manufacturing results increased for the first six months of 2023, due primarily to improvements at Hoover and Joyce, partially offset by declines at Dekko.
Healthcare
Graham Healthcare Group (GHG) provides home health and hospice services in seven states. GHG also provides other healthcare services, including nursing care and prescription services for patients receiving in-home infusion treatments through its 76.5% interest in CSI Pharmacy Holdings Company, LLC (CSI). In May 2022, GHG acquired two small businesses, one of which expanded GHG’s home health operations into Kansas and Missouri. In July 2022, GHG acquired a 100% interest in a multi-state provider of Applied Behavior Analysis clinics and in August 2022, GHG acquired two small businesses, which expanded GHG’s hospice services into Missouri and Ohio. Healthcare revenues increased 48% and 50% for the second quarter and first six months of 2023, respectively, largely due to significant growth at CSI and from businesses acquired in 2022, along with growth in home health and hospice services.
In 2022, GHG implemented a new pension credit retention program in order to improve employee retention and utilize the Company’s surplus pension assets. The GHG pilot program offers a pension credit up to $50,000 per employee, cliff vested after three years of continuous employment for certain existing employees and new employees hired from January 1, 2022 through December 31, 2024. GHG recorded pension expense of $2.5 million and $6.7 million related to this program in the second quarter and first six months of 2023, respectively.
The increase in GHG operating results in the second quarter of 2023 is due to improved results at CSI and in home health and hospice, partially offset by an increase in pension expense related to the new GHG pension credit retention program. The decline in GHG operating results in the first six months of 2023 is due to an increase in pension expense related to the new GHG pension credit retention program, partially offset by improved results at CSI and in home health and hospice. Excluding pension expense and net losses from newly acquired businesses, GHG operating results increased in the first six months of 2023 due to improved results at CSI and in home health and hospice. Adjusted operating cash flow (non-GAAP) at GHG increased to $13.2 million in the second quarter of
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2023, from $7.8 million in the second quarter of 2022. Adjusted operating cash flow (non-GAAP) at GHG increased to $22.6 million in the first six months of 2023, from $15.7 million in the first six months of 2022.
The Company also holds interests in four home health and hospice joint ventures managed by GHG, whose results are included in equity in earnings of affiliates in the Company’s Condensed Consolidated Statements of Operations. The Company recorded equity in earnings of $2.3 million and $1.7 million for the second quarter of 2023 and 2022, respectively, from these joint ventures. The Company recorded equity in earnings of $5.0 million and $3.6 million for the first six months of 2023 and 2022, respectively. During the first quarter of 2022, GHG, through its Residential Home Health Illinois and Residential Hospice Illinois affiliates, acquired an interest in the home health and hospice assets of NorthShore University HealthSystem, an integrated healthcare delivery system serving patients throughout the Chicago, IL area. The transaction resulted in a decrease to GHG’s interest in Residential Hospice Illinois and a $0.6 million non-operating gain was recorded in the first quarter of 2022 related to the change in interest.
Automotive
Automotive includes six automotive dealerships in the Washington, D.C. metropolitan area: Ourisman Lexus of Rockville, Ourisman Honda of Tysons Corner, Ourisman Jeep Bethesda, Ourisman Ford of Manassas, and Toyota of Woodbridge and Ourisman Chrysler-Dodge-Jeep-Ram (CDJR) of Woodbridge, which were acquired on July 5, 2022 from the Lustine Automotive Group. Christopher J. Ourisman, a member of the Ourisman Automotive Group family of dealerships, and his team of industry professionals operate and manage the dealerships; the Company holds a 90% stake.
Revenues for the second quarter and first six months of 2023 increased significantly due to the acquisitions of the Toyota and CDJR dealerships and sales growth at the Ford, Honda and Lexus dealerships, partially offset by lower revenue at the Jeep dealership due to a decline in new vehicle sales. Additionally, all of the dealerships reported sales growth for services and parts. Operating results for the second quarter and first six months of 2023 improved due largely to the Toyota and CDJR acquisitions, and improved results at the Lexus and Honda dealerships, partially offset by declines at the Jeep dealership due primarily to declines in new vehicle sales and related margins, and declines at the Ford dealership in margins on new vehicle sales.
Other Businesses
A summary of revenue by category for other businesses:

	Three Months Ended			Six Months Ended
	June 30		%	June 30		%
(in thousands)	2023	2022	Change	2023	2022	Change
Operating Revenues
Retail (1)	$29,373	$40,157	(27)	$61,770	$83,246	(26)
Media (2)	25,283	33,252	(24)	50,686	64,042	(21)
Specialty (3)	35,793	33,917	6	70,001	59,655	17
	$90,449	$107,326	(16)	$182,457	$206,943	(12)
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(1)	Includes Society6 and Saatchi Art (formerly Leaf Marketplace) and Framebridge
(2)	Includes World of Good (formerly Leaf Media), Code3, Slate, Foreign Policy, Pinna and City Cast
(3)	Includes Clyde’s Restaurant Group, Decile and CyberVista
Overall, revenue from other businesses declined 16% and 12% in the second quarter and first six months of 2023, respectively. Retail revenue declined in the first half of 2023 largely due to significantly lower revenue at Society6. Media revenue declined in the first half of 2023 due to lower revenue at World of Good and Code3, partially offset by revenue growth at Slate and Foreign Policy. Specialty revenue increased in the first half of 2023 due to revenue growth at Clyde’s Restaurant Group (CRG). Excluding the Leaf businesses, revenue from other businesses grew in the second quarter and first six months of 2023.
Overall, operating results at other businesses improved in the first six months of 2023 due to improved results at CRG, reduced losses at Framebridge, Slate, Decile and Foreign Policy, and a reduction in losses due to the sales of CyberVista and Pinna; partially offset by increased losses at the Leaf businesses, City Cast and Code3.
Leaf Group
On June 14, 2021, the Company acquired Leaf Group Ltd. (Leaf), a consumer internet company headquartered in Santa Monica, CA, that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good and Livestrong.com), and home, art and design (Saatchi Art, Society6 and Hunker). In the second quarter of 2023, the Company restructured Leaf into three
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stand-alone businesses: Society6 (formerly included in Leaf Marketplace), Saatchi Art (formerly included in Leaf Marketplace) and World of Good (formerly Leaf Media).
Revenue at each of the three Leaf businesses declined in the second quarter and first half of 2023, with substantial declines at Society6 and World of Good. Revenue decreases at Society6 are due to declines in traffic, conversion rates and related sales for both direct to consumer and business to business categories; revenue declines at World of Good are due to reduced traffic and the soft digital advertising market for both direct and programmatic categories. Overall, the Leaf businesses reported significant operating losses in each of the second quarters and first six months of 2023 and 2022, with an increase in operating losses in the first half of 2023.
In the first and second quarters of 2023, Leaf implemented a SIP to reduce the number of employees, which is being funded by the assets of the Company’s pension plan; $2.9 million and $3.9 million in related non-operating pension expense was recorded in the first and second quarters of 2023, respectively.
Clyde’s Restaurant Group
CRG owns and operates 12 restaurants and entertainment venues in the Washington, D.C. metropolitan area, including Old Ebbitt Grill and The Hamilton. CRG reported an operating profit for each of the second quarters and first six months of 2023 and 2022. Both revenues and operating results improved in the first half of 2023, due to strong guest traffic, modest price increases, and the absence of any significant adverse impact from the COVID-19 pandemic. Operating results in the second quarter of 2022 benefited from a favorable rent concession.
CRG recently announced plans to open new restaurants in Baltimore, MD; Washington, D.C.; and Reston, VA in early 2024, mid 2024 and early 2025, respectively.
Framebridge
Framebridge is a custom framing service company, headquartered in Washington, D.C., with 19 retail locations in the Washington, D.C., New York City, Atlanta, GA, Philadelphia, PA, Boston, MA and Chicago, IL areas and two manufacturing facilities in Kentucky and New Jersey. Framebridge continues to explore opportunities for further store expansion. Revenues increased modestly in the second quarter of 2023 but were flat for the first half of 2023, as Framebridge worked through a significant backlog of orders in the first quarter of 2022 that had built-up in the fourth quarter of 2021. In the fourth quarter of 2022, Framebridge successfully managed their production operations for timely completion of holiday orders without a significant backlog of orders going into the first quarter of 2023. Retail revenue increased in the second quarter and first six months of 2023 from same-store sales growth and operating additional retail stores compared to the same periods in 2022. Framebridge is an investment stage business and reported significant operating losses in the first six months of 2023 and 2022, with a reduction in losses in 2023.
Other
Other businesses also include Code3, a performance marketing agency focused on driving performance for brands though three core elements of digital success: media, creative and commerce; Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Decile and City Cast. Slate, Foreign Policy and City Cast reported revenue increases in the first six months of 2023, while Code3 reported revenue declines. Losses from each of these five businesses in the first six months of 2023 adversely affected operating results.
Other businesses also included Pinna, which was sold in June 2023 when the Company entered into a merger agreement with Realm of Possibility, Inc. (Realm), a provider of audio entertainment services, to merge Pinna with Realm in return for a noncontrolling financial interest in the merged entity. In connection with the merger, the Company recorded a $10.0 million non-cash, non-operating gain related to the transaction. The Company held a noncontrolling interest in Realm prior to the transaction and continues to hold a noncontrolling interest in Realm following the transaction. The Company’s investment in Realm is reported as an equity method investment.
Other businesses also included CyberVista, which was sold in October 2022 when the Company announced a strategic merger of CyberVista and CyberWire, a B2B cybersecurity audio network to form a new parent company, N2K Networks. The Company’s investment in N2K Networks is reported as an equity method investment.
In the first and second quarters of 2023, Code3 implemented a SIP to reduce the number of employees, which is being funded by the assets of the Company’s pension plan; $1.2 million and $0.6 million in related non-operating pension expense was recorded in the first and second quarters of 2023, respectively.
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Corporate Office
Corporate office includes the expenses of the Company’s corporate office and certain continuing obligations related to prior business dispositions.
Equity in (Losses) Earnings of Affiliates
At June 30, 2023, the Company held an approximate 18% interest in Intersection Holdings, LLC (Intersection), a company that provides digital marketing and advertising services and products for cities, transit systems, airports, and other public and private spaces; and a 49.9% interest in N2K Networks on a fully diluted basis. The Company also holds interests in several other affiliates, including a number of home health and hospice joint ventures managed by GHG and two joint ventures managed by Kaplan. Overall, the Company recorded equity in losses of affiliates of $6.1 million for the second quarter of 2023, compared to earnings of $1.4 million for the second quarter of 2022. These amounts include $8.6 million and $0.4 million in net losses for the second quarter of 2023 and 2022, respectively, from affiliates whose operations are not managed by the Company.
The Company recorded equity in losses of affiliates of $1.5 million for the first six months of 2023, compared to earnings of $4.0 million for the first six months of 2022. These amounts include $6.8 million and $0.1 million in net losses for the first six months of 2023 and 2022, respectively, from affiliates whose operations are not managed by the Company.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $10.2 million and $23.3 million for the second quarter and first six months of 2023, respectively, compared to $15.3 million and $26.0 million for the second quarter and first six months of 2022, respectively. The Company recorded a credit to interest expense of $1.2 million in the second quarter of 2023 and interest expense of $0.3 million in the first six months of 2023, to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG. The Company recorded interest expense of $8.0 million and $11.4 million in the second quarter and first six months of 2022, respectively, to adjust the fair value of the mandatorily redeemable noncontrolling interest at GHG. Excluding these adjustments, the increase in net interest expense relates primarily to increased debt at the automotive dealerships and higher interest rates on the Company’s variable debt.
At June 30, 2023, the Company had $706.7 million in borrowings outstanding at an average interest rate of 6.0%, and cash, marketable equity securities and other investments of $813.7 million. At June 30, 2023, the Company had $188.1 million outstanding on its $300 million revolving credit facility.
Non-operating Pension and Postretirement Benefit Income, net
The Company recorded net non-operating pension and postretirement benefit income of $29.8 million and $61.7 million for the second quarter and first six months of 2023, respectively, compared to $50.9 million and $101.4 million for the second quarter and first six months of 2022, respectively.
In the second quarter of 2023, the Company recorded $5.5 million in expenses related to non-operating SIPs at other businesses and the education and television broadcasting divisions. In the first quarter of 2023, the Company recorded $4.1 million in expenses related to non-operating SIPs at other businesses.
Gain (Loss) on Marketable Equity Securities, net
Overall, the Company recognized $78.6 million and $96.7 million in net gains on marketable equity securities in the second quarter and first six months of 2023, respectively, compared to $165.5 million and $118.6 million in net losses on marketable equity securities in the second quarter and first six months of 2022, respectively.
Other Non-Operating Income
The Company recorded total other non-operating income, net, of $15.8 million for the second quarter of 2023, compared to $1.2 million for the second quarter of 2022. The 2023 amounts included a non-cash gain of $10.0 million on the sale of Pinna; $2.2 million in gains related to the sale of businesses and contingent consideration; $1.6 million in foreign currency gains; a $1.3 million fair value increase on a cost method investment, and other items. The 2022 amounts included $0.8 million in gains related to the sale of businesses and contingent consideration, and other items; partially offset by $0.5 million in foreign currency losses.
The Company recorded total non-operating income, net, of $18.9 million for the first six months of 2023, compared to $4.1 million for the first six months of 2022. The 2023 amounts included a non-cash gain of $10.0 million on the sale of Pinna; $3.2 million in gains related to the sale of businesses and contingent consideration; a $3.1 million fair value increase on cost method investments; a $0.8 million gain on sales of cost method investments; $0.1 million in foreign currency gains, and other items. The 2022 amounts included $1.7 million in gains related to the sale of
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businesses and contingent consideration; a $1.0 million gain sale of a cost method investment; a $0.6 million gain on sale of an equity affiliate, and other items; partially offset by $1.5 million on foreign currency losses.
Provision for Income Taxes
The Company’s effective tax rate for the first six months of 2023 and 2022 was 25.6% and 32.2%, respectively.
Earnings Per Share
The calculation of diluted earnings per share for the second quarter and first six months of 2023 was based on 4,712,626 and 4,744,076 weighted average shares outstanding, respectively, compared to 4,842,383 and 4,870,316, respectively, for the second quarter and first six months of 2022. At June 30, 2023, there were 4,684,690 shares outstanding. On May 4, 2023, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 444,715 shares as of June 30, 2023.
Forward-Looking Statements
All public statements made by the Company and its representatives that are not statements of historical fact, including certain statements in this press release, in the Company’s Annual Report on Form 10-K and in the Company’s 2022 Annual Report to Stockholders, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Other forward-looking statements include comments about expectations related to acquisitions or dispositions or related business activities, including the TOSA, the Company’s business strategies and objectives, the prospects for growth in the Company’s various business operations and the Company’s future financial performance. As with any projection or forecast, forward-looking statements are subject to various risks and uncertainties, including the risks and uncertainties described in Item 1A of the Company’s Annual Report on Form 10-K, that could cause actual results or events to differ materially from those anticipated in such statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by or on behalf of the Company. The Company assumes no obligation to update any forward-looking statement after the date on which such statement is made, even if new information subsequently becomes available.
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30%
(in thousands, except per share amounts)	2023	2022	Change
Operating revenues	$1,104,999	$933,302	18
Operating expenses	1,012,537	859,672	18
Depreciation of property, plant and equipment	21,103	19,413	9
Amortization of intangible assets	13,304	14,889	(11)
Operating income	58,055	39,328	48
Equity in (losses) earnings of affiliates, net	(6,115)	1,427	—
Interest income	1,548	696	—
Interest expense	(11,774)	(15,973)	(26)
Non-operating pension and postretirement benefit income, net	29,815	50,871	(41)
Gain (loss) on marketable equity securities, net	78,648	(165,540)	—
Other income, net	15,794	1,176	—
Income (loss) before income taxes	165,971	(88,015)	—
Provision for (benefit from) income taxes	41,800	(21,400)	—
Net income (loss)	124,171	(66,615)	—
Net income attributable to noncontrolling interests	(1,383)	(870)	59
Net Income (Loss) Attributable to Graham Holdings Company Common Stockholders	$122,788	$(67,485)	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income (loss) per common share	$25.96	$(13.95)	—
Basic average number of common shares outstanding	4,700	4,842
Diluted net income (loss) per common share	$25.89	$(13.95)	—
Diluted average number of common shares outstanding	4,713	4,842
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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30%
(in thousands, except per share amounts)	2023	2022	Change
Operating revenues	$2,136,545	$1,848,023	16
Operating expenses	1,981,713	1,700,035	17
Depreciation of property, plant and equipment	41,128	38,888	6
Amortization of intangible assets	27,248	29,801	(9)
Impairment of long-lived assets	745	—	—
Operating income	85,711	79,299	8
Equity in (losses) earnings of affiliates, net	(1,454)	4,031	—
Interest income	2,752	1,411	95
Interest expense	(26,068)	(27,390)	(5)
Non-operating pension and postretirement benefit income, net	61,660	101,376	(39)
Gain (loss) on marketable equity securities, net	96,670	(118,628)	—
Other income, net	18,877	4,052	—
Income before income taxes	238,148	44,151	—
Provision for income taxes	61,000	14,200	—
Net income	177,148	29,951	—
Net income attributable to noncontrolling interests	(2,088)	(1,812)	15
Net Income Attributable to Graham Holdings Company Common Stockholders	$175,060	$28,139	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$36.78	$5.76	—
Basic average number of common shares outstanding	4,729	4,857
Diluted net income per common share	$36.67	$5.74	—
Diluted average number of common shares outstanding	4,744	4,870

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GRAHAM HOLDINGS COMPANY
BUSINESS DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30		%	June 30		%
(in thousands)	2023	2022	Change	2023	2022	Change
Operating Revenues
Education	$402,227	$353,013	14	$780,268	$711,025	10
Television broadcasting	118,829	122,386	(3)	231,706	245,805	(6)
Manufacturing	120,082	127,062	(5)	234,666	243,002	(3)
Healthcare	113,282	76,385	48	215,341	143,640	50
Automotive	260,672	147,602	77	493,233	298,569	65
Other businesses	90,449	107,326	(16)	182,457	206,943	(12)
Corporate office	850	—	—	850	—	—
Intersegment elimination	(1,392)	(472)	—	(1,976)	(961)	—
	$1,104,999	$933,302	18	$2,136,545	$1,848,023	16
Operating Expenses
Education	$372,111	$334,308	11	$727,112	$671,908	8
Television broadcasting	85,639	82,704	4	169,933	166,225	2
Manufacturing	108,100	122,560	(12)	215,356	228,525	(6)
Healthcare	104,905	70,123	50	204,028	131,019	56
Automotive	251,212	140,237	79	472,930	284,126	66
Other businesses	114,310	133,670	(14)	237,319	264,031	(10)
Corporate office	12,059	10,844	11	26,132	23,851	10
Intersegment elimination	(1,392)	(472)	—	(1,976)	(961)	—
	$1,046,944	$893,974	17	$2,050,834	$1,768,724	16
Operating Income (Loss)
Education	$30,116	$18,705	61	$53,156	$39,117	36
Television broadcasting	33,190	39,682	(16)	61,773	79,580	(22)
Manufacturing	11,982	4,502	—	19,310	14,477	33
Healthcare	8,377	6,262	34	11,313	12,621	(10)
Automotive	9,460	7,365	28	20,303	14,443	41
Other businesses	(23,861)	(26,344)	9	(54,862)	(57,088)	4
Corporate office	(11,209)	(10,844)	(3)	(25,282)	(23,851)	(6)
	$58,055	$39,328	48	$85,711	$79,299	8
Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$3,984	$4,064	(2)	$8,400	$8,210	2
Television broadcasting	1,363	1,360	0	2,725	2,720	0
Manufacturing	4,332	5,164	(16)	9,194	10,327	(11)
Healthcare	882	988	(11)	1,836	1,917	(4)
Automotive	—	—	—	—	—	—
Other businesses	2,743	3,313	(17)	5,838	6,627	(12)
Corporate office	—	—	—	—	—	—
	$13,304	$14,889	(11)	$27,993	$29,801	(6)
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Education	$34,100	$22,769	50	$61,556	$47,327	30
Television broadcasting	34,553	41,042	(16)	64,498	82,300	(22)
Manufacturing	16,314	9,666	69	28,504	24,804	15
Healthcare	9,259	7,250	28	13,149	14,538	(10)
Automotive	9,460	7,365	28	20,303	14,443	41
Other businesses	(21,118)	(23,031)	8	(49,024)	(50,461)	3
Corporate office	(11,209)	(10,844)	(3)	(25,282)	(23,851)	(6)
	$71,359	$54,217	32	$113,704	$109,100	4

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	Three Months Ended			Six Months Ended
	June 30		%	June 30		%
(in thousands)	2023	2022	Change	2023	2022	Change
Depreciation
Education	$9,460	$8,531	11	$18,428	$17,036	8
Television broadcasting	3,087	3,085	0	6,123	6,374	(4)
Manufacturing	2,287	2,323	(2)	4,569	4,751	(4)
Healthcare	1,287	455	—	2,391	865	—
Automotive	1,148	752	53	2,261	1,529	48
Other businesses	3,681	4,114	(11)	7,050	8,029	(12)
Corporate office	153	153	—	306	304	1
	$21,103	$19,413	9	$41,128	$38,888	6
Pension Expense
Education	$2,256	$1,931	17	$4,454	$4,467	0
Television broadcasting	805	856	(6)	1,665	1,782	(7)
Manufacturing	281	224	25	556	552	1
Healthcare	2,685	93	—	7,042	279	—
Automotive	5	5	—	10	11	(9)
Other businesses	613	477	29	1,185	997	19
Corporate office	928	1,407	(34)	1,904	2,936	(35)
	$7,573	$4,993	52	$16,816	$11,024	53
Adjusted Operating Cash Flow (non-GAAP)(1)
Education	$45,816	$33,231	38	$84,438	$68,830	23
Television broadcasting	38,445	44,983	(15)	72,286	90,456	(20)
Manufacturing	18,882	12,213	55	33,629	30,107	12
Healthcare	13,231	7,798	70	22,582	15,682	44
Automotive	10,613	8,122	31	22,574	15,983	41
Other businesses	(16,824)	(18,440)	9	(40,789)	(41,435)	2
Corporate office	(10,128)	(9,284)	(9)	(23,072)	(20,611)	(12)
	$100,035	$78,623	27	$171,648	$159,012	8
____________

(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30		%	June 30		%
(in thousands)	2023	2022	Change	2023	2022	Change
Operating Revenues
Kaplan international	$237,663	$200,871	18	$464,739	$405,384	15
Higher education	90,291	74,427	21	168,632	151,676	11
Supplemental education	74,616	77,546	(4)	148,203	153,850	(4)
Kaplan corporate and other	2,887	2,445	18	5,259	4,798	10
Intersegment elimination	(3,230)	(2,276)	—	(6,565)	(4,683)	—
	$402,227	$353,013	14	$780,268	$711,025	10
Operating Expenses
Kaplan international	$216,912	$181,808	19	$422,687	$365,757	16
Higher education	72,496	71,415	2	143,754	143,317	0
Supplemental education	71,104	72,717	(2)	140,940	145,650	(3)
Kaplan corporate and other	10,711	6,524	64	17,921	13,620	32
Amortization of intangible assets	3,984	4,064	(2)	7,923	8,210	(3)
Impairment of long-lived assets	—	—	—	477	—	—
Intersegment elimination	(3,096)	(2,220)	—	(6,590)	(4,646)	—
	$372,111	$334,308	11	$727,112	$671,908	8
Operating Income (Loss)
Kaplan international	$20,751	$19,063	9	$42,052	$39,627	6
Higher education	17,795	3,012	—	24,878	8,359	—
Supplemental education	3,512	4,829	(27)	7,263	8,200	(11)
Kaplan corporate and other	(7,824)	(4,079)	(92)	(12,662)	(8,822)	(44)
Amortization of intangible assets	(3,984)	(4,064)	2	(7,923)	(8,210)	3
Impairment of long-lived assets	—	—	—	(477)	—	—
Intersegment elimination	(134)	(56)	—	25	(37)	—
	$30,116	$18,705	61	$53,156	$39,117	36
Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets
Kaplan international	$20,751	$19,063	9	$42,052	$39,627	6
Higher education	17,795	3,012	—	24,878	8,359	—
Supplemental education	3,512	4,829	(27)	7,263	8,200	(11)
Kaplan corporate and other	(7,824)	(4,079)	(92)	(12,662)	(8,822)	(44)
Intersegment elimination	(134)	(56)	—	25	(37)	—
	$34,100	$22,769	50	$61,556	$47,327	30
Depreciation
Kaplan international	$6,903	$5,794	19	$13,233	$11,549	15
Higher education	1,071	1,127	(5)	2,173	2,206	(1)
Supplemental education	1,461	1,578	(7)	2,970	3,217	(8)
Kaplan corporate and other	25	32	(22)	52	64	(19)
	$9,460	$8,531	11	$18,428	$17,036	8
Pension Expense
Kaplan international	$81	$63	29	$161	$135	19
Higher education	923	820	13	1,845	1,901	(3)
Supplemental education	1,023	895	14	2,047	2,077	(1)
Kaplan corporate and other	229	153	50	401	354	13
	$2,256	$1,931	17	$4,454	$4,467	0
Adjusted Operating Cash Flow (non-GAAP)(1)
Kaplan international	$27,735	$24,920	11	$55,446	$51,311	8
Higher education	19,789	4,959	—	28,896	12,466	—
Supplemental education	5,996	7,302	(18)	12,280	13,494	(9)
Kaplan corporate and other	(7,570)	(3,894)	(94)	(12,209)	(8,404)	(45)
Intersegment elimination	(134)	(56)	—	25	(37)	—
	$45,816	$33,231	38	$84,438	$68,830	23
____________

(1)	Adjusted Operating Cash Flow (non-GAAP) is calculated as Operating Income (Loss) before Amortization of Intangible Assets and Impairment of Long-Lived Assets plus Depreciation Expense and Pension Expense.
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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding Adjusted Operating Cash Flow and Net Income excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
▪the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;
▪the ability to identify trends in the Company’s underlying business; and
▪a better understanding of how management plans and measures the Company’s underlying business.
Adjusted Operating Cash Flow and Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The gains and losses on marketable equity securities relate to the change in the fair value (quoted prices) of its portfolio of equity securities. The mandatorily redeemable noncontrolling interest represents the ownership portion of a group of minority shareholders at a subsidiary of the Company’s Healthcare business. The Company measures the redemption value of this minority ownership on a quarterly basis with changes in the fair value recorded as interest expense or income, which is included in net income for the period. The effect of gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest are not directly related to the core performance of the Company’s business operations since these items do not directly relate to the sale of the Company’s services or products. The accounting principles generally accepted in the United States (“GAAP”) require that the Company include the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest in net income on the Condensed Consolidated Statements of Operations. The Company excludes the gains and losses on marketable equity securities and net interest expense related to fair value adjustments of the mandatorily redeemable noncontrolling interest from the non-GAAP adjusted net income because these items are independent of the Company’s core operations and not indicative of the performance of the Company’s business operations.
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The following tables reconcile the non-GAAP financial measures for Net income, excluding certain items, to the most directly comparable GAAP measures:

	Three Months Ended June 30
	2023			2022
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	(Loss) Income before income taxes	Income Taxes	Net (Loss) Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$165,971	$41,800	$124,171	$(88,015)	$(21,400)	$(66,615)
Attributable to noncontrolling interests			(1,383)			(870)
Attributable to Graham Holdings Company Stockholders			122,788			(67,485)
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition	(4,260)	(27)	(4,233)	(3,239)	(25)	(3,214)
Charges related to non-operating Separation Incentive Programs	5,517	1,419	4,098	—	—	—
Net (gains) losses on marketable equity securities	(78,648)	(20,704)	(57,944)	165,540	43,147	122,393
Net losses of affiliates whose operations are not managed by the Company	8,633	2,273	6,360	430	112	318
Gain on sale of Pinna	(10,033)	(2,641)	(7,392)	—	—	—
Non-operating gain from write-up and sale of cost method investments	(1,320)	(347)	(973)	—	—	—
Interest (credit) expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	(1,179)	(27)	(1,152)	8,007	365	7,642
Net income, adjusted (non-GAAP)			$61,552			$59,654

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income (loss) per common share, as reported			$25.89			$(13.95)
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition			(0.89)			(0.66)
Charges related to non-operating Separation Incentive Programs			0.86			—
Net (gains) losses on marketable equity securities			(12.22)			25.05
Net losses of affiliates whose operations are not managed by the Company			1.34			0.07
Gain on sale of Pinna			(1.56)			—
Non-operating gain from write-up and sale of cost method investments			(0.21)			—
Interest (credit) expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			(0.24)			1.56
Diluted income per common share, adjusted (non-GAAP)			$12.97			$12.07

The adjusted diluted per share amounts may not compute due to rounding.
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	Six Months Ended June 30
	2023			2022
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$238,148	$61,000	$177,148	$44,151	$14,200	$29,951
Attributable to noncontrolling interests			(2,088)			(1,812)
Attributable to Graham Holdings Company Stockholders			175,060			28,139
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition	(4,150)	(26)	(4,124)	(3,163)	(24)	(3,139)
Charges related to non-operating Separation Incentive Programs	9,646	2,481	7,165	—	—	—
Net (gains) losses on marketable equity securities	(96,670)	(25,448)	(71,222)	118,628	30,920	87,708
Net losses of affiliates whose operations are not managed by the Company	6,820	1,795	5,025	73	19	54
Gain on sale of Pinna	(10,033)	(2,641)	(7,392)	—	—	—
Non-operating gain from write-up and sales of equity and cost method investments	(3,935)	(1,008)	(2,927)	(1,680)	(422)	(1,258)
Net interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest	289	47	242	11,430	510	10,920
Net income, adjusted (non-GAAP)			$101,827			$122,424

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$36.67			$5.74
Adjustments:
Net credit related to a fair value change in contingent consideration from a prior acquisition			(0.86)			(0.64)
Charges related to non-operating Separation Incentive Programs			1.50			—
Net (gains) losses on marketable equity securities			(14.92)			17.90
Net losses of affiliates whose operations are not managed by the Company			1.05			0.01
Gain on sale of Pinna			(1.55)			—
Non-operating gain from write-up and sales of equity and cost method investments			(0.61)			(0.26)
Net interest expense related to the fair value adjustment of the mandatorily redeemable noncontrolling interest			0.05			2.23
Diluted income per common share, adjusted (non-GAAP)			$21.33			$24.98

The adjusted diluted per share amounts may not compute due to rounding.

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